               JOINT FILING INFORMATION

Reporting Person:	SOROS FUND MANAGEMENT LLC
Address:	250 WEST 55TH STREET
38TH FLOOR
NEW YORK, NY 10019

Designated Filer:	SOROS FUND MANAGEMENT LLC
Issuer and Symbol:	SIGMA DESIGNS, INC. [SIGM]
Date of Event Requiring Statement:	6/7/2017

Signature:	/s/ Regan O'Neill Regan O'Neill, as Assistant General Counsel

Reporting Person:	GEORGE SOROS
Address:	250 WEST 55TH STREET
38TH FLOOR
NEW YORK, NY 10019

Designated Filer:	SOROS FUND MANAGEMENT LLC
Issuer and Symbol:	SIGMA DESIGNS, INC. [SIGM]
Date of Event Requiring Statement:	6/7/2017

Signature:	/s/ Regan O'Neill Regan O'Neill, as Attorney-in-Fact

Reporting Person:	ROBERT SOROS
Address:	250 WEST 55TH STREET
38TH FLOOR
NEW YORK, NY 10019

Designated Filer:	SOROS FUND MANAGEMENT LLC
Issuer and Symbol:	SIGMA DESIGNS, INC. [SIGM]
Date of Event Requiring Statement:	6/7/2017

Signature:	/s/ Regan O'Neill Regan O'Neill, as Attorney-in-Fact